                                  SCHEDULE 14C

                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO.______ )

Check the appropriate box:

  [ ] Preliminary information statement    [ ] Confidential, for use of the
                                               Commission only (as permitted by
                                               Rule 14c-5(d)(2)).
   X  Definitive information statement


                            The Vantagepoint Funds
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

 -------------------------------------------------------------------------------

Payment of Filing Fee (check the appropriate box):

     X  No fee required

    [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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    (4) Proposed maximum aggregate value of transaction:
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    (5) Total fee paid:
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    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:
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    (4) Date filed:
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

                             THE VANTAGEPOINT FUNDS

                         VANTAGEPOINT INTERNATIONAL FUND

                          777 NORTH CAPITOL STREET, NE
                                    SUITE 600
                             WASHINGTON, D.C. 20002

                                  ------------

                              INFORMATION STATEMENT

                                  ------------

     This Information Statement is being furnished on behalf of the Board of Directors ("Directors" or "Board") of The Vantagepoint Funds (the "VP Funds") to inform shareholders of the Vantagepoint International Fund (the "Fund") about a recent change related to the Fund's subadvisory arrangements. The change was approved by the Board of the VP Funds on the recommendation of the Fund's investment adviser, Vantagepoint Investment Advisers, LLC ("VIA" or the "Adviser"), without shareholder approval as is permitted by an order of the U.S. Securities and Exchange Commission ("SEC") dated May 8, 2000. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is being mailed on or about December 15, 2006 to shareholders of record of the Fund as of October 31, 2006.

                                  INTRODUCTION

     VIA is the investment adviser for each of the VP Funds. VIA employs a "manager of managers" arrangement in managing the assets of the VP Funds. This permits VIA, subject to approval by the Board, to hire, terminate or replace subadvisers unaffiliated with the VP Funds or VIA ("unaffiliated subadvisers"), and to modify material terms and conditions of subadvisory agreements with unaffiliated subadvisers, without shareholder approval. VIA recommended and the Board has approved a new subadvisory agreement ("New Subadvisory Agreement") with one of the Fund's current subadvisers, Walter Scott & Partners, Limited ("WSPL"), due to the acquisition of WSPL by Mellon International Limited (the "Transaction") (See "The Transaction" below).

     Section 15(a) of the Investment Company Act of 1940 (the "1940 Act") generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as investment adviser or subadviser of the fund. In order to use the "manager or managers" authority discussed above, the VP Funds and VIA requested and received an exemptive order from the SEC on May 8, 2000 (the "SEC Order"). The SEC Order exempts VIA and the VP Funds from certain of the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the VP Funds' Board, subject to certain conditions, to appoint new, unaffiliated subadvisers and approve new subadvisory agreements on behalf of the VP Funds without shareholder approval.

     Consistent with the SEC Order, the Board, including a majority of the Directors who are not "interested persons" of the VP Funds or of VIA under the 1940 Act ("Independent Directors") has approved, the New Subadvisory Agreement among the VP Funds, VIA and WSPL relating to the Fund. As discussed later in this Information Statement, the Board carefully considered the matter and concluded that the approval of the New Subadvisory Agreement was in the best interests of the Fund and its shareholders.

                            [Vantagepoint Funds Logo]

     As a condition to relying on the SEC Order, VIA and the VP Funds are required to furnish Fund shareholders with notification of the New Subadvisory Agreement within ninety days from the date that the subadviser is hired. This Information Statement provides that notice and gives details of the new arrangement.

                                 THE TRANSACTION

     Upon completion of the Transaction on October 2, 2006, Mellon International Limited acquired 100% of the outstanding voting securities of WSPL, which constitutes a "change of control" of WSPL under applicable provisions of the 1940 Act. The 1940 Act provides that a "change of control" of a fund's adviser or subadviser results in an "assignment," and a consequent automatic termination, of the investment advisory agreement between the fund and the adviser or subadviser, as the case may be. Accordingly, as a result of the Transaction, the prior subadvisory agreement dated January 3, 2006 (as originally approved by the Board on December 16, 2005 in accordance with the terms of the SEC order) among VIA, as the Funds' investment adviser, the VP Funds and WSPL, as the Fund's subadviser, terminated on October 2, 2006. In anticipation of the pending transaction and consequent immediate termination of the prior subadvisory agreement with WSPL, the Board, at its September 22, 2006 regular meeting (the "September Meeting"), approved the New Subadvisory Agreement with WSPL, having terms substantively identical to the terms of the prior subadvisory agreement except for the effective date.

     Under the terms of the New Subadvisory Agreement, WSPL makes investment decisions for the assets of the relevant Fund allocated to it by the Adviser, and continuously reviews, supervises and administers such Fund's investment programs with respect to these assets.

            VIA'S RECOMMENDATION AND THE BOARD OF DIRECTORS' DECISION

     VIA recommended the approval of the New Subadvisory Agreement between VIA,WSPL and the VP Funds. VIA's recommendation was based on VIA's continued belief that, among other things, (i) WSPL demonstrated consistently favorable historical performance; (ii) WSPL takes an opportunistic and disciplined approach in managing international assets; (iii) WSPL has an investment staff experienced in managing international equity portfolios; (iv) WSPL is led by a stable management team; (v) WSPL possesses a workable organizational structure;
(vi) WSPL has adequate infrastructure and support staff; (vii) WSPL is expected to continue to use an investment approach complementary to that employed by the Fund's other subadvisers in managing the Fund's assets; and (viii) each of these will continue to be true following the Transaction. Before approving the appointment of WSPL as subadviser to the Fund, the Board of the VP Funds, at the September Meeting, considered the recommendations of, and supporting analyses and data presented by VIA.

     With respect to the Board's consideration of the New Subadvisory Agreement with WSPL, the Directors received written information in advance of the September Meeting from VIA, which included: 1) the conclusions reached by VIA as a result of the due diligence it conducted relating to the Transaction; (2) the nature and quality of the services that WSPL would provide to the Fund; (3) WSPL's experience, reputation, investment management business, personnel and operations; (4) WSPL's brokerage and trading policies and practices; (5) the level of subadvisory fees to be charged to the Fund by WSPL and a comparison of those fees to the: (a) standard fee schedule charged by WSPL for managing international equity accounts and the fee WSPL charges to other U.S. registered mutual funds with a similar investment mandate to that of the Fund; and (b) fees charged by a group of active separate account investment managers utilizing an international equity mandate; (6) WSPL's compliance program; (7) WSPL's historical performance returns utilizing an international equity mandate and such performance compared to a relevant benchmark; and (8) WSPL's investment performance as a subadviser to the Fund.

     In considering the information and materials described above, the Independent Directors received assistance from and met separately with their independent legal counsel and were provided with a written description of their statutory responsibilities and the legal standards that are applicable to approvals of advisory agreements.

     In determining whether to approve the New Subadvisory Agreement, the Directors considered the information received in advance of the September Meeting, the presentations made by and discussions held with the personnel of VIA, and discussions with representatives of WSPL and Mellon International Limited, at the September Meeting, as well as a variety of factors, and reached the following conclusions:

     Nature, Extent and Quality of Services. With respect to the nature, extent and quality of the investment advisory services to be provided by WSPL to the Fund following the Transaction, the Directors considered WSPL's investment management process in managing the Fund's assets allocated to it, including the experience and capability of WSPL's management and other personnel responsible for the portfolio management of the Fund. The Directors also considered that WSPL and Mellon International Limited each represented to the Board at the Meeting that there would be no material change in the nature, quality or scope of the investment advisory services provided by WSPL to the Fund as a result of the Transaction. The Directors considered Mellon International Limited's representations that it has no present intention of changing the investment management practices or principles or any personnel of WSPL or altering the fees that are charged to the Fund for the services rendered by WSPL. The Directors also took into account the information provided regarding the retention and incentive tools put into place by Mellon International Limited that are designed to retain the key employees of WSPL after the Transaction.

     The Directors further considered that WSPL represented to VIA that they do not plan to make any changes in operations or key personnel as a result of the Transaction and intend to continue managing the Fund in the same manner as they are currently. The Directors also considered that VIA does not anticipate any material changes to the nature and quality of the services provided by WSPL following the Transaction. Based on the information considered, the Directors concluded that the Fund was likely to continue to benefit from the nature, extent and quality of WSPL's services, and that WSPL has the ability to continue to provide these services after the Transaction.

     Investment Performance. The Directors considered the data provided regarding WSPL's historical investment performance record in managing their clients' assets utilizing an international equity mandate versus a relevant benchmark. The Directors also considered WSPL's investment performance with respect to managing the assets of the Fund and VIA's favorable assessment of such performance. The Directors concluded that the investment performance record of WSPL supported approval of the New Subadvisory Agreement with WSPL.

     Subadvisory Fees and Economies of Scale. In evaluating the subadvisory fee, the Directors considered that the subadvisory fee payable under the New Subadvisory Agreement is the same as the subadvisory fee payable under the current subadvisory agreement with WSPL.

     The Directors considered comparisons of the subadvisory fees charged by WSPL to the Fund with WSPL's standard fee schedule, and its fee schedule for other U.S. registered mutual funds, for managing an investment mandate similar to the mandate the subadviser employs on behalf of the Fund. The Directors also considered VIA's assessment that the Fund's fee schedule at the current level of assets allocated to WSPL is competitive with WSPL's standard fee schedule and WSPL's fee schedule for other U.S. registered mutual funds advised by WSPL that have a similar investment mandate. The services WSPL provides to the Fund appear to be comparable to those it provides to such other advisory clients. The Directors reviewed information provided by VIA (which was based on an independent third-party source) on the fees charged by a group of separate account investment managers that employ an active international equity mandate. According to the information provided, the effective fee rate to be paid by the Fund to WSPL at current asset levels is below the median fee charged by such managers.

     The foregoing comparisons assisted the Directors in considering the New Subadvisory Agreement by providing them with a basis for evaluating WSPL's fees on a relative basis. Based on this information, the Directors concluded that WSPL's subadvisory fees appeared to be within a reasonable range for the services provided.

     The Directors also reviewed the information provided by WSPL regarding the estimated profits to be realized with respect to WSPL's relationship with the Fund. In reviewing the extent to which economies of scale may be realized by WSPL as the assets of the Fund to be managed by WSPL grow, and whether the proposed fee levels reflect these economies, the Directors considered that WSPL's fee schedule includes breakpoints, which indicated that the subadvisory fee rate is intended to capture certain anticipated economies of scale for the benefit of the Fund's shareholders in connection with the services to be provided.

     Other Considerations. The Directors considered the due diligence process engaged in by VIA in connection with the Transaction and in deciding to recommend that the Board approve the New Subadvisory Agreement with WSPL. The Directors also considered VIA's conclusion that the fees to be paid by WSPL for its services to the Fund continue to be reasonable and appropriate in light of the nature and quality of services to be provided by WSPL.

     The Directors concluded that VIA's recommendations and conclusions supported approval of the New Subadvisory Agreement.

     The Directors also considered the potential "fall-out" or ancillary benefits that may accrue to WSPL due to its relationship with the Fund and noted that WSPL does not consider there to be any material fall-out benefits accruing to WSPL by virtue of its relationship with the Fund.

     Conclusion. After full consideration of the foregoing factors, with no single factor identified as being of paramount importance, the Directors, including a majority of the Independent Directors, concluded that the approval of the New Subadvisory Agreement with WSPL is in the best interests of the Fund and its shareholders, and approved the New Subadvisory Agreement with, and the fee to be paid to, WSPL.

                          THE NEW SUBADVISORY AGREEMENT

     The New Subadvisory Agreement has terms substantially identical to the prior subadvisory agreement between VIA, the VP Funds and WSPL except for the effective date. WSPL will make all investment decisions for the portion of the Fund's assets allocated to it, and will continuously review, supervise and administer the Fund's investment program with respect to those assets. WSPL is not affiliated with VIA. WSPL discharges its responsibilities subject to the supervision of VIA and the Board, and has agreed to do so in a manner consistent with the Fund's investment objective, policies and limitations. The prior subadvisory agreement was dated January 3, 2006 with an initial term ending February 28, 2007. The New Subadvisory Agreement is dated October 2, 2006 and has an initial term ending February 28, 2008. Thereafter, continuance of this subadvisory arrangement requires the annual approval of the VP Funds' Board, including a majority of the Independent Directors

     Pursuant to the terms of the New Subadvisory Agreement, WSPL's subadvisory fee,based on the value of the Fund's assets under its management is an annual rate of 0.60% for the first $100 million and 0.50% over $100 million. This subadvisory fee is the same as the prior subadvisory arrangements.

                        ADDITIONAL INFORMATION ABOUT WSPL

     WSPL is a registered investment adviser that was founded in 1983 with a principal business address of One Charlotte Square, Edinburgh, EH2 4DZ, UK. WSPL is a wholly owned subsidiary of Mellon International Limited, with an address at Mellon Financial Centre, 160 Queen Victoria Street, London, EC4V4LA, England, which is a wholly owned subsidiary of Mellon International Holdings S.a r.l., with an address at 73 Cote d'Eich, L1450, Luxembourg, which is a wholly owned subsidiary of Neptune LLC, with an address c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808, which is a wholly owned subsidiary of MBC Investments Corporation, with an address at 4001 Kennett Pike, Suite 218, Greenville, DE 19807, which is a wholly-owned subsidiary of Mellon Financial Corporation, a publicly held company with an address at One Mellon Financial Center, 500 Grant Street, Pittsburgh, PA 15258. As of June 30, 2006, WSPL managed approximately $27.5 billion in assets.

     Attached as Appendix A is a list of the directors and principal executive officers of WSPL and their principal occupations. Unless otherwise noted, the address of each person listed is One Charlotte Square, Edinburgh, EH2 4DZ, UK.

     WSPL currently serves as subadviser (but not investment adviser) to three other mutual funds with similar objectives to the Fund. The chart at Appendix B contains a description of these funds and the compensation paid to WSPL for its subadvisory services.

      THE INVESTMENT ADVISER AND THE MASTER INVESTMENT ADVISORY AGREEMENTS

     VIA, 777 North Capitol Street, NE, Washington, D.C. 20002, is a wholly owned subsidiary of, and controlled by the ICMA Retirement Corporation ("ICMA-RC"), a retirement plan administrator and investment adviser whose principal investment advisory client is the VantageTrust Company. ICMA-RC was established in 1972 as a not-for-profit organization to assist state and local governments and their agencies and instrumentalities in the establishment and maintenance of deferred compensation and qualified retirement plans for the employees of such public sector entities. These plans are established and maintained in accordance with Sections 457 and 401, respectively, of the Internal Revenue Code of 1986, as amended. ICMA-RC has been registered as an investment adviser with the SEC since 1983. VIA is a Delaware limited liability company and has been registered as an investment adviser with the SEC since 1999.

     Joan McCallen serves as President and Chief Executive Officer of ICMA-RC, Manager and President of VIA and President and Principal Executive Officer of the VP Funds. Angela Montez serves as Vice President, Acting Secretary and Acting General Counsel of ICMA-RC and Secretary of the VP Funds. Gerard P. Maus serves as Treasurer of the VP Funds, Senior Vice President and Chief Financial Officer of ICMA-RC and Treasurer of VIA.

     VIA provides investment advisory services to each of the VP Funds, including the Fund, pursuant to Master Investment Advisory Agreements (the "Advisory Agreements") dated January 3, 2005 and March 1, 1999, as amended on December 1, 2000. VIA's advisory services include fund design, establishment of fund investment objectives and strategies, selection and management of subadvisers, performance monitoring, and supervising and directing each fund's investments. Additionally, VIA furnishes periodic reports to the VP Funds' Board regarding the investment strategy and performance of each VP Fund.

     Pursuant to the Advisory Agreements, the VP Funds compensate VIA for these services to the Fund by paying VIA an annual advisory fee assessed against average daily net assets under management of 0.10%. VIA received for services to the Fund $621,765 in advisory fees for the fiscal year ended December 31, 2005.

                              SUBADVISORY FEES PAID

     The Fund has four subadvisers: Artisan Partners Limited Partnership; Capital Guardian Trust Company; GlobeFlex Capital, LP and WSPL. Artisan Partners Limited Partnership and Capital Guardian Trust Company earned $2,213,825 and $1,294,030, respectively, in fees for services provided to the Fund for the fiscal year ended December 31, 2005. GlobeFlex Capital, LP and WSPL began service as subadvisers to the Fund on January 4, 2006. Had WSPL also served as investment subadviser of the Fund for the fiscal year ended December 31, 2005 for its respective portion of the Fund as determined in January 2006, WSPL would have earned $1,051,251 in fees for services provided to the Fund. As of June 30, 2006, GlobeFlex Capital, LP and WSPL earned $254,855 and $552,903 respectively, in fees for services provided to the Fund.

                         PAYMENTS TO AFFILIATED BROKERS

     The Fund did not make any payments to an affiliated broker for the fiscal year ended December 31, 2005.

                         RECORD OF BENEFICIAL OWNERSHIP

     As of October 31, 2006, the Fund had 74,412,222 shares outstanding. A majority of the voting shares of the Fund are held, either directly or indirectly through the Vantagepoint Model Portfolio Funds and the Vantagepoint Milestone Funds, by the VantageTrust, a group trust sponsored and maintained by The VantageTrust Company ("Trust Company"). The VantageTrust, 777 North Capitol Street, NE, Washington, D.C. 20002, was established for the purpose of holding and investing the assets of public sector retirement and deferred compensation plans. The Trust Company, a New Hampshire non-depository banking corporation, has the power to vote the shares of the VP Funds directly held by the VantageTrust and has the power to direct the vote of the shares of the Vantagepoint Model Portfolio Funds and the Vantagepoint Milestone Funds under the proxy voting policy adopted by VIA. The Trust Company therefore holds with the power to vote more than 25% of the VP Funds' voting securities and thus under the 1940 Act is considered to "control" the VP Funds. In addition, the Trust Company holds with the power to vote more than 25% of the voting securities of the Fund (see percentages below) and thus under the 1940 Act is considered to "control" the Fund. As a control person of the VP Funds and the Fund, the Trust Company may possess the ability to control the outcome of matters submitted to the vote of shareholders. Both the Trust Company and VIA are wholly owned subsidiaries of ICMA-RC.

     As of October 31, 2006, the VantageTrust held, directly or indirectly,71,261,938 shares of the Fund or 95.77%. Also, as of October 31, 2006, the Directors and executive officers of the VP Funds, both individually and as a group, owned less than 1% of the Fund's outstanding shares.

                               GENERAL INFORMATION

DISTRIBUTOR

     ICMA-RC Services, LLC ("RC Services"), 777 North Capitol Street, NE, Suite 600,Washington, D.C. 20002, serves as the distributor of the VP Funds' shares pursuant to a Distribution Agreement. RC Services is a wholly owned subsidiary of ICMA-RC and an affiliate of VIA. Joan McCallen serves as President of RC Services. The VP Funds did not pay any commissions to RC Services during the fiscal year ended December 31, 2005.

TRANSFER AGENT AND ADMINISTRATOR

     Vantagepoint Transfer Agents, LLC ("VTA"), 777 North Capitol Street, NE, Suite 600, Washington, D.C. 20002, is the designated transfer agent of the VP Funds' shares and, pursuant to a Transfer Agency and Administrative Services Agreement, also provides certain transfer agency and administrative shareholder support services for the VP Funds related to the retirement plans investing in the VP Funds. VTA is a wholly owned subsidiary of ICMA-RC and an affiliate of VIA. Joan McCallen serves as President of VTA. VTA receives fees from the Fund for the services it provides.

     The VP Funds have also entered into an Administration Agreement with Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, MA 02116, wherein IBT performs certain financial reporting, tax filing and portfolio compliance functions.

                                  HOUSEHOLDING

     Only one copy of this Information Statement may be mailed to households, even if more than one person in a household is a Fund shareholder of record; unless the VP Funds has received instructions to the contrary. If you need additional copies of this Information Statement, please contact the VP Funds toll free at 1-800-669-7400 or in writing at 777 North Capitol Street, NE, Suite 600, Washington, D.C. 20002. If you do not want the mailing of an Information Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, contact the VP Funds in writing at 777 North Capitol Street, NE, Suite 600, Washington, D.C. 20002 or toll free at 1-800-669-7400.

                              FINANCIAL INFORMATION

     Shareholders can obtain a copy of the VP Funds' most recent Annual Report and any Semi-Annual Report following the Annual Report, without charge, by writing the VP Funds at 777 North Capitol Street, NE, Suite 600, Washington, D.C. 20002 or by calling the VP Funds toll free at 1-800-669-7400.

                                   APPENDIX A


-----------------------------------------------------------------------------------

 NAME                                         PRINCIPAL OCCUPATION

-----------------------------------------------------------------------------------


 Dr. Walter G. Scott         Chairman

-----------------------------------------------------------------------------------
 Alan McFarlane              Managing Director
-----------------------------------------------------------------------------------
 John Clark                  Director and Senior Adviser
-----------------------------------------------------------------------------------
 Dr. Kenneth Lyall           Director
-----------------------------------------------------------------------------------
 Sharon Bentley-Hamlyn       Director
-----------------------------------------------------------------------------------
 Rodger Nisbet               Director
-----------------------------------------------------------------------------------
 James Smith                 Director
-----------------------------------------------------------------------------------
 Pamela Maxton               Director
-----------------------------------------------------------------------------------
 Marilyn Harrison            Director
-----------------------------------------------------------------------------------
 Alistair Lyon-Dean          Company Secretary and Chief Compliance Officer
-----------------------------------------------------------------------------------
 Ron O'Hanley                Director
-----------------------------------------------------------------------------------
 Jonathan Little             Director and Chief Executive, Mellon Global
                             Investments Limited
-----------------------------------------------------------------------------------

                                   APPENDIX B


                             APPROXIMATE TOTAL
                             FUND ASSETS AS OF             SUBADVISORY FEE                WAIVER OF
                            SEPTEMBER 30, 2006            (ANNUALLY, AS % OF           SUBADVISORY FEE
       NAME OF FUND             (MILLIONS)            AVERAGE DAILY NET ASSETS)


 GuideStone International          $261          0.75% on the first $50 million
 Equity Fund                                     0.50% on assets above $50 million           N/A
 Brown Advisory                    $154          0.60% on the first $100 million
 International Fund                              0.50% on assets above $100 million          N/A
 BBH International                 $265          0.55% per annum on "Combined
 Equity Fund                                     Assets" up to $250,000,000 and
                                                 0.35% per annum on "Combined                N/A
                                                 Assets" over $250,000,000